Exhibit 99.2

Ingevity Corporation 5255 Virginia Avenue North Charleston, S.C. 29406 USA www.ingevity.com

News	Contact: Laura Woodcock 843-746-8197 laura.woodcock@ingevity.com

Investors: Dan Gallagher 843-740-2126 daniel.gallagher@ingevity.com

Ingevity Corporation Formed with Completion of Spinoff from WestRock Company

NORTH CHARLESTON, S.C., May 16, 2016 – Ingevity Corporation (NYSE: NGVT) announced today that it has begun operations as a standalone, publicly traded company, following a tax-free spinoff from WestRock Company (NYSE: WRK). Starting today, the “regular” trading of Ingevity common stock on the New York Stock Exchange (NYSE) commenced under the symbol “NGVT.”

Ingevity is the specialty chemicals division of WestRock, formerly MeadWestvaco, and is a leading global manufacturer of specialty chemicals and high-performance carbon materials headquartered in North Charleston, S.C. The company operates eight manufacturing facilities in the United States, Brazil and China, with a global network of technical centers, sales offices, warehouses and distribution facilities, and employs approximately 1,500 people. Revenues for the division were $968 million in 2015.

“We are excited about the opportunities that being a standalone company will provide us,” said Michael Wilson, president and CEO, Ingevity. “For the past 100 years, our business has been part of larger paper and packaging companies. Now, as an independent company, Ingevity will have the strategic flexibility and financial resources to pursue multiple avenues of growth. We are poised to build upon our legacy of innovation and success and look forward to driving profitable growth and creating value for our new shareholders.”

The separation occurred by means of a pro-rata distribution of all of the stock of Ingevity to WestRock stockholders. Under the terms of the separation, stockholders who held WestRock stock as of the close of business on May 4, 2016, the record date for the distribution, received one share of Ingevity common stock for every six common shares of WestRock. This distribution occurred on May 15, 2016. No fractional shares of Ingevity stock were issued.

Since May 2, 2016, Ingevity shares have traded on a “when-issued” basis on the New York Stock Exchange, under the symbol “NGVT.WI,” permitting investors to trade the right to receive Ingevity shares in the distribution. “When-issued” trading of common shares ended at the close of the market on May 13, 2016.

Ingevity: Purify, Protect and Enhance

Ingevity (NYSE: NGVT) provides specialty chemicals and high-performance carbon materials and technologies that help customers solve complex problems. These products are used in a variety of demanding applications, including asphalt paving, oil exploration and production, agrochemicals, adhesives, lubricants, printing inks and automotive components that reduce gasoline vapor emissions. Through a team of talented and experienced people, Ingevity develops, manufactures and brings to market products and processes that purify, protect and enhance the world around us. Headquartered in North Charleston, S.C., Ingevity operates from 25 locations around the world and employs approximately 1,500 people. For more information, visit www.ingevity.com.

Forward-Looking Statements

This announcement contains “forward-looking statements,” that is, information related to future, not past, events. Such statements generally include the words “may,” “could,” “should,” “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “suggests,” “anticipates,” “outlook,” “continues,” “forecast,” “project,” or similar expressions. Forward-looking statements include, without limitation, expected financial positions; results of operations; cash flows; financing plans; business strategy; operating plans; capital and other expenditures; competitive positions; growth opportunities for existing products; benefits from new technology and cost reduction initiatives, plans and objectives; and markets for securities. Like other businesses, Ingevity is subject to risks and uncertainties that could cause its actual results to differ materially from its projections or that could cause other forward-looking statements to prove incorrect. Factors that could cause actual results to materially differ from those contained in the forward-looking statements, or that could cause other forward-looking statements to prove incorrect, include, without limitation, general economic and financial conditions; international sales and operations; currency exchange rates and currency devaluation; compliance with U.S. and foreign regulations by operations outside the United States; attracting and retaining key personnel; conditions in the automotive market; worldwide air quality standards; declining volumes in the printing inks market; government infrastructure spending; the limited supply of crude tall oil (“CTO”); lack of access to sufficient CTO; access to and pricing of raw materials; competition from producers of substitute products; a prolonged period of low energy prices; the provision of services by third parties at several facilities; natural disasters, such as hurricanes, winter or tropical storms, earthquakes, floods, fires or other unanticipated problems such as labor difficulties, equipment failure or unscheduled maintenance and repair; protection of intellectual property and proprietary information; government policies and regulations, including, but not limited to, those affecting the environment, climate change, tax policies and the chemicals industry; and lawsuits arising out of environmental damage or personal injuries associated with chemical manufacturing. These and other important factors that could cause actual results or events to differ materially from those expressed in forward-looking statements that may have been made in this document are described or will be described in our filings with the U.S. Securities and Exchange Commission, including our Form 10 Registration Statement. Readers are cautioned not to place undue reliance on Ingevity’s projections and forward-looking statements, which speak only as the date thereof. Ingevity undertakes no obligation to publicly release any revision to the projections and forward-looking statements contained in this announcement, or to update them to reflect events or circumstances occurring after the date of this announcement.

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